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EXHIBIT 21

Subsidiaries of Omnicare, Inc.

The following is a list of subsidiaries included in the consolidated financial statements of the Company as of December 31, 2000. Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name.

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                                          Doing Business As Name              State of
Legal Name                              (if other than legal name)          Incorporation  % Owned
---------------------------------------------------------------------------------------------------
AAHS Acquisition Corp.                   A-Avenue Health Services              Delaware      100%
Accu-Med Services, Inc.                                                        Delaware      100%
ACP Acquisition Corp.                    Add-On Health Systems                 Delaware      100%
AMC - New York, Inc.                     Royal Care Holdings, Inc.             Delaware      100%
AMC - Tennessee, Inc.                    The Pharmacy, Stephens Drugs          Delaware      100%
Anderson Medical Services, Inc.                                                Delaware      100%
Bach's Pharmacy Services East, Inc.      Formerly Known as ("fka") Pompton     Delaware      100%
                                         Nursing Home Suppliers
Bach's Pharmacy Services, LLC                                                  Delaware      100%
Badger Acquisition LLC                                                         Delaware      100%
Badger Acquisition of Brooksville LLC                                          Delaware      100%
Badger Acquisition of Indiana LLC                                              Delaware      100%
Badger Acquisition of Kentucky LLC                                             Delaware      100%
Badger Acquisition of Michigan LLC       QD Pharmacy                           Delaware      100%
Badger Acquisition of Minnesota LLC                                            Delaware      100%
Badger Acquisition of Ohio LLC           Omnicare Health Network               Delaware      100%
Badger Acquisition of Orlando LLC        Home Care Pharmacy of Florida         Delaware      100%
Badger Acquisition of Tampa LLC          Bay Pharmacy                          Delaware      100%
Badger Acquisition of Texas LLC                                                Delaware      100%
Bio-Pharm International, Inc.                                                  Delaware      100%
BPNY Acquisition Corp.                   Brookside Park Pharmacy               Delaware      100%
BPTX Acquisition Corp.                   Brookside Park Pharmacy of Texas      Delaware      100%
Campo Medical Pharmacy, Inc.                                                   Louisiana     100%
Care Pharmaceutical Services, Inc.                                             Delaware      100%
Catapharm Corp.                                                                Delaware      100%
CHP Acquisition Corp.                    Cherry Hill Pharmacy                  Delaware      100%
CIP Acquisition Corp.                    Carter's Institutional Pharmacy       Delaware      100%
CompScript - Boca, Inc.                                                         Florida      100%
CompScript - Mobile, Inc.                                                      Delaware      100%
CompScript, Inc.                                                                Florida      100%
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
                                          Doing Business As Name              State of
Legal Name                              (if other than legal name)          Incorporation  % Owned
---------------------------------------------------------------------------------------------------
CP Acquisition Corp.                     Central Pharmacy                      Oklahoma      100%
Creekside Managed Care Pharmacy, Inc.                                          Delaware      100%
CTLP Acquisition Corp.                   Care Tech                             Delaware      100%
D & R Pharmaceutical Services, Inc.                                            Kentucky      100%
Dixon Pharmacy, Inc.                                                           Illinois      100%
Electra Acquisition Corp.                Prometheus Pharmacy Systems, Inc.     Delaware      100%
Enloe Drugs, Inc.                                                              Delaware      100%
Euro Bio-Pharm Clinical Services, Inc.                                         Delaware      100%
Evergreen Pharmaceutical of              fka PIP Acquisition, West Val        California     100%
  California, Inc.                       Premiere
Evergreen Pharmaceutical, Inc.                                                Washington     100%
Evergreen Spokane, Inc.                                                       Washington     100%
Hardardt Group, Inc., The                                                      Delaware      100%
HMIS, Inc.                                                                     Delaware      100%
Home Care Pharmacy, Inc.                                                       Delaware      100%
Home Pharmacy Services, Inc.                                                   Missouri      100%
Hospice Acquisition One Corp.                                                  Delaware      100%
Hospice Acquisition Two Corp.                                                  Delaware      100%
Howard's Pharmacy, Inc.                                                          Ohio        100%
Hytree Pharmacy, Inc.                                                            Ohio        100%
Interlock Pharmacy Systems, Inc.                                               Delaware      100%
JHC Acquisition, Inc.                    Jacobs Health Care Systems            Delaware      100%
Konsult, Inc.                                                                  Delaware      100%
Langsam Health Services, Inc.            Sequoia Health Services, Inc.         Delaware      100%
Langsam Medical Products, Inc.           Sequoia Medical Products, Inc.        Delaware      100%
LCPS Acquisition, LLC                    Medilife Pharmacy                     Delaware      100%
Lo-Med Prescription Services, Inc.                                               Ohio        100%
LPI Acquisition Corp.                    Lipira Pharmacy                       Delaware      100%
Managed Healthcare, Inc.                                                       Delaware      100%
Med World Acquisition Corp.                                                    Delaware      100%
Medical Arts Health Care, Inc.                                                  Georgia      100%
Medical Communications Software          MCS, Inc.                              Kansas       100%
Medical Services Consortium, Inc.        CompScript - Miami                     Florida      100%
MOSI Acquisition Corp.                   Medical Outpatient Services           Delaware      100%
Nihan & Martin, Inc.                                                           Delaware      100%
NIV Acquisition Corp.                    Denman Pharmacy Services              Delaware      100%
North Shore Pharmacy Services, Inc.                                            Delaware      100%
OCR Services Corporation                                                       Delaware      100%
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
                                          Doing Business As Name              State of
Legal Name                              (if other than legal name)          Incorporation  % Owned
---------------------------------------------------------------------------------------------------
OCR-RA Acquisition Corp.                 Long Term Care Pharmacy               Delaware      100%
OFL Corp.                                                                      Delaware      100%
Omnicare Air Transport Services, Inc.                                          Delaware      100%
Omnicare Clinical Research, Inc.         fka IBAH                              Delaware      100%
Omnicare Clinical Research, LLC          fka Coromed, Inc.                     Delaware      100%
Omnicare Holding Company                                                       Delaware      100%
Omnicare Management Company                                                    Delaware      100%
Omnicare of Northeast Iowa, LLC                                                Delaware      100%
Omnicare Pennsylvania Med Supply, LLC                                          Delaware      100%
Omnicare Pharmaceutics, Inc.             fka IBAH Pharmaceutics Services,      Delaware      100%
                                         Inc.
Omnicare Pharmacies of PA East, LLC                                            Delaware      100%
Omnicare Pharmacies of PA West, Inc.                                          Pennsylvania   100%
Omnicare Pharmacy of Tennessee, LLC                                            Delaware      100%
Omnicare Pharmacy and Supply                                                 South Dakota    100%
  Services, Inc.
Omnicare Pharmacy of Colorado, LLC                                             Delaware      100%
Omnicare Pharmacy of Maine, LLC                                                Delaware      100%
Omnicare Pharmacy of                                                           Delaware      100%
  Massachusetts, LLC
Omnicare Pharmacy of the Midwest, Inc.   fka Freed's                           Delaware      100%
Omnicare.com, Inc.                                                             Delaware      100%
PBM-Plus, Inc.                                                                 Wisconsin     100%
PCI Acquisition, LLC                                                           Delaware      100%
Pharmacon Corp.                                                                New York      100%
Pharmacy Associates of Glens             Royal Care Pharmacy Services          New York      100%
  Falls, Inc.
Pharmacy Consultants, Inc.                                                  South Carolina   100%
Pharm-Corp of Maine, LLC                                                       Delaware      100%
Pharmed Holdings, Inc.                                                         Delaware      100%
PRN Pharmaceutical Services, Inc.                                              Delaware      100%
Resource Biometrics, Inc.                                                     California     100%
Roeschen's Healthcare Corp.                                                    Wisconsin     100%
SHC Acquisition Co., LLC                 Synergy                               Delaware      100%
Shore Pharmaceutical Providers, Inc.                                           Delaware      100%
Southside Apothecary, Inc.                                                     New York      100%
Specialized Pharmacy Services, Inc.                                            Michigan      100%
Sterling Healthcare Services, Inc.                                             Delaware      100%
Superior Care Pharmacy, Inc.                                                   Delaware      100%
Swish, Inc.                                                                    Delaware      100%
TCPI Acquisition Corp.                   Total Care Pharmacy                   Delaware      100%
THG Acquisition Corp.                    Tandem Health Group                   Delaware      100%
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
                                          Doing Business As Name              State of
Legal Name                              (if other than legal name)          Incorporation  % Owned
---------------------------------------------------------------------------------------------------
Three Forks Apothecary, Inc.                                                   Kentucky      100%
UC Acquisition Corp.                     UniCare, Inc.                         Delaware      100%
United Health Care, Inc.                                                       Oklahoma      100%
Value Health Care Services, Inc.                                               Delaware      100%
Value Pharmacy, Inc.                                                         Massachusetts   100%
Vital Care Infusions, Inc.                                                     New York      100%
Weber Medical Systems, Inc.                                                    Delaware      100%
Westhaven Services Co.                                                           Ohio        100%
Williamson Drug Company,                                                       Virginia      100%
  Incorporated
Winslow's Pharmacy                                                            New Jersey     100%


Foreign Entities                                                                Country     % Owned

De-Skor ZAO                                                                     Russia        50%
Omnicare Clinical Research                                                   South Africa    100%
  (Proprietary) Limited
Omnicare Clinical Research A/S                                                  Demnark      100%
Omnicare Clinical Research AB                                                   Sweden       100%
Omnicare Clinical Research AG                                                 Switzerland    100%
Omnicare Clinical Research B.V.                                               Netherlands    100%
Omnicare Clinical Research GmbH                                                 Germany      100%
Omnicare Clinical Research GmbH &                                               Germany      100%
  Co. KG IFNS
Omnicare Clinical Research Limited                                                UK         100%
Omnicare Clinical Research LLC                                                  Russia       100%
Omnicare Clinical Research N.V.                                                 Belgium      100%
Omnicare Clinical Research Oy                                                   Finland      100%
Omnicare Clinical Research Pte.                                                Singapore     100%
  Ltd. S
Omnicare Clinical Research Pty.                                                Australia     100%
  Ltd.
Omnicare Clinical Research S.A.                                                Argentina     100%
Omnicare Clinical Research S.L.                                                  Spain       100%
Omnicare Clinical Research SARL                                                 France       100%
Quebec, Inc.                                                                    Canada       100%
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